Securities Purchased in Underwritings Involving
Trunsactions with Donaldson, Lufkin, & Jenrette Securities
Corporation Subject to Rule 10f-3 Under the Investment
Company Act of 1940

10f-3 TRANSACTIONS FOR THE PERIOD MAY 1, 1999
THROUGH OCTOBER 31, 1999

                                Date            Shares        Price per
Security*                       Purchased       Purchased     Share

Goldman Sachs Group             5/3/99          6,300         $53.00
Flycast Communications Corp.    5/4/99          800           $25.00
Clear Channel Communications    5/19/99         21,900        $70.63
CAIS Internet Inc.              5/20/99         1,200         $19.00
Juno Online Services            5/20/99         900           $13.00
Starmedia Network Inc.          5/25/99         2,300         $15.00
Internet.com                    6/25/99         2,200         $14.00
Persistence Software, Inc.      6/25/99         700           $11.00
E-Loan, Inc.                    6/28/99         300           $14.00
Network Plus Corp.              6/29/99         4,000         $16.00
Commerce One                    7/1/99          1,600         $21.00
Liquid Auto                     7/9/99          1,200         $15.00
Commtouch Software Ltd.         7/13/99         1,200         $16.00
Engage Technologies, Inc.       7/19/99         1,800         $15.00
Insweb Corp                     7/22/99         2,100         $17.00
Focal Communications            7/27/99         6,700         $13.00
Liberate Technologies           7/27/99         2,000         $16.00
Digex, Inc.                     7/29/99         3,900         $17.00
Net2Phone, Inc.                 7/29/99         1,200         $15.00
1-800 Flowers.com, Inc.         8/2/99          900           $21.00
Homestore.com                   8/4/99          4,800         $20.00
Agile Software Corp.            8/19/99         400           $21.00
Foundary Networks               9/28/99         2,300         $25.00
Internap Network Services Corp. 9/29/99         3,100         $20.00
Crossroads Systems, Inc.        10/19/99        300           $18.00
Aether Systems, Inc.            10/20/99        2,500         $16.00
Predictive Systems, Inc.        10/27/99        500           $18.00



                      % of
Shares      Total    Offering
Purchased   Shares   Purchased                              Shares
By Fund     Offered  By        Purchased                    Held
Group       (000)    Group(1)  From                         05/31/99

1,247,900   60,000   2.08%     Goldman Sachs                6,300
29,100      3,000    0.97%     Alex Brown & Sons            0
940,000     20,000   4.70%     Morgan Stanley               21,900
45,900      6,000    0.77%     Bear Stearns                 0
33,200      6,500    0.51%     Smith Barney                 0
81,400      7,000    1.16%     Goldman Sachs                0
81,800      3,400    2.41%     Piper Jaffray                0
25,100      3,000    0.84%     Robertson, Stephens & Co.    0
22,700      3,500    0.65%     Goldman Sachs                0
283,200     8,000    3.54%     Goldman Sachs                0
59,000      3,300    1.79%     CS First Boston              0
32,000      4,200    0.76%     Lehman Brothers              0
2,000       3,000    1.40%     Piper Jaffray                0
63,000      6,000    1.05%     Goldman Sachs                0
72,800      5,000    1.46%     Goldman Sachs                0
235,600     9,950    2.37%     Solomon Smith Barney         0
70,700      6,250    1.13%     CS First Boston              0
135,600     10,000   1.36%     Bear Stearns                 0
41,900      5,400    0.78%     Hambrech & Quist, Inc."      0
33,700      6,000    0.56%     Goldman Sachs                0
157,400     7,000    2.25%     Morgan Stanley               0
13,000      3,000    0.43%     Morgan Stanley               0
83,500      5,000    1.67%     Norwest Investment Services  0
112,200     8,700    1.29%     Morgan Stanley               0
9,500       3,500    0.27%     Cowen & Co.                  0
89,400      6,000    1.49%     Merrill Lynch                0
31,300      4,000    0.78%     Robertson, Stephens & Co.    0


* Unless otherwise indicated, the securities were part of an issue registered under the Securities Act of 1933 and offering to the public.

**  Indicates the purchase of an Eligible Rule 144A Security

1) Purchases by all Alliance Funds, including the Fund, may not exceed:

a) if purchased in an offering other than an Eligible Rule 144A
Offering, 25% of the principle amount of the offering of such class; or

b) if purchased in an Eligible Rule 144A Offering, 25% of the total of (i) the principle amount of the offering of such class sold by underwriters of members of the selling syndicate to qualified institutional buyers, plus (ii) the principle amount of the offering of such class in any concurrent public offering.